Securities and Exchange Commission

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2012 (June 18, 2012)

NASB FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Missouri	0-24033	43-1805201
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12498 South 71 Highway, Grandview, Missouri 64030

(Address of principal executive offices) (Zip Code)

(816) 765-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01	Other Events

On June 18, 2012, John Nesselrode, Vice President of NASB Financial, Inc. (the “Company”), entered into a Rule 10b5-1 trading plan (the “Plan”) with a broker to manage the sale of up to 10,000 shares of the Company’s common stock beginning July 5, 2012, subject to the terms and conditions of the Plan. The Plan expires on June 30, 2014, unless renewed, extended, or terminated earlier by Mr. Nesselrode.

Mr. Nesselrode will have no control over the timing of stock sales under the Plan, thereby allowing trades to occur exempt from “blackout periods” prescribed by the Company’s Insider Trading Policy. Any transactions under the Plan will be reported by Mr. Nesselrode through individual From 4 filings with the Securities and Exchange Commission.

The Plan is intended to satisfy the affirmative defense conditions of Rule 10b5-1 of the Securities Exchange Act of 1934 and is in conformity with an exception permitted in the Company’s Insider Trading Policy. Rule 10b5-1 allows corporate insiders to establish prearranged written stock plans. A Rule 10b5-1 plan must be entered into in good faith at a time when the insider is not aware of material, nonpublic information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NASB FINANCIAL, INC.

By:	/s/ Rhonda Nyhus
Rhonda Nyhus
Vice President and Treasurer

Date: June 20, 2012